UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders of VSE Corporation (the “Company”) was held on May 4, 2010. At the annual meeting, the holders of 4,234,584 shares of common stock, which represents approximately 81.8% of the outstanding shares entitled to vote as of the record date of March 5, 2010, were represented in person or by proxy. The proposals are described in more detail in the Company’s definitive proxy statement dated March 23, 2010 and filed with the Securities and Exchange Commission on March 26, 2010.

The final voting results for proposals 1 and 2, which were voted on and approved by the stockholders at the annual meeting, are set forth below.

Proposal 1 - Election of Directors

With respect to the vote on the election of nine directors, each for a term of one year, to expire at the Company’s 2011 annual meeting of stockholders, the “for” votes received by each director represented a minimum of approximately 86.0% of the shares voted at the meeting. The final voting results were as follows:

Director	For	Withheld	Broker Non-Vote
Ralph E. Eberhart	3,204,575	287,385	742,624
Donald M. Ervine	3,199,748	292,212	742,624
Maurice A. Gauthier	3,198,112	293,848	742,624
Clifford M. Kendall	3,021,225	470,735	742,624
Calvin S. Koonce	3,137,320	354,640	742,624
James F. Lafond	3,206,590	285,370	742,624
David M. Osnos	3,003,088	488,872	742,624
Jimmy D. Ross	3,198,248	293,712	742,624
Bonnie K. Wachtel	3,093,488	398,472	742,624

Proposal 2 – Ratification of Independent Registered Public Accounting Firm for the year ending December 31, 2010.

With respect to the vote on the ratification of the selection by the Company’s audit committee of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2010 fiscal year, the “for” votes received represented approximately 99.8% of the shares voted. The final voting results were as follows:

For	Against	Abstentions
4,225,308	4,255	5,021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: May 10, 2010	By:	/s/ Thomas. R. Loftus
Thomas R. Loftus
Executive Vice President and Chief Financial Officer